                                                                     EXHIBIT 4.1


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                            KBK CAPITAL CORPORATION

                                       TO


                       THE FIRST NATIONAL BANK OF CHICAGO
                                    TRUSTEE




                              -----------------

                                  INDENTURE

                        DATED AS OF NOVEMBER __, 1998

                              -----------------

                    ______% SUBORDINATED DEBENTURES DUE 2028

                              -----------------



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
                            KBK CAPITAL CORPORATION

                 CERTAIN SECTIONS OF THIS INDENTURE RELATING TO
                  SECTIONS 310 THROUGH 318, INCLUSIVE, OF THE
                        TRUST INDENTURE ACT OF 1939:

     Trust Indenture
       Act Section                                                                                      Indenture Section
Section 310 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               6.9
      (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               6.9
      (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    Not Applicable
      (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    Not Applicable
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         6.8; 6.10
Section 311 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                              6.13
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                              6.13
Section 312 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          7.1; 7.2
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               7.2
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               7.2
Section 313 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               7.3
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               7.3
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               7.3
      (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               7.3
Section 314 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               7.4
      (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         1.4; 10.4
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    Not Applicable
      (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               1.1
      (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                          1.1; 1.2
      (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    Not Applicable
      (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    Not Applicable
      (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               1.2
Section 315 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               6.1
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               6.2
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               6.1
      (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               6.1
      (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                              5.14
Section 316 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               1.1
      (a)(1)(A)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                         5.2; 5.12
      (a)(1)(B)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                              5.13
      (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    Not Applicable
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               5.8
      (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               1.4
Section 317 (a)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               5.3
      (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               5.4
      (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                              10.3
Section 318 (a) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                               1.7

------------------------

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                        ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.1         Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION 1.2         Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 1.3         Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 1.4         Acts of Holders; Record Dates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 1.5         Notices, Etc., to Trustee and Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 1.6         Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.7         Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.8         Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
SECTION 1.9         Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 1.10        Separability Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 1.11        Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 1.12        Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 1.13        Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 1.14        Language of Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 1.15        Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual
                    Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                        ARTICLE II

DEBENTURE FORM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.1         Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.2         Global Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.3         Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                       ARTICLE III

GENERAL TERMS AND CONDITIONS OF THE DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.1         Designation, Title and Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 3.2         Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.3         Temporary Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.4         Registration, Registration of Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.5         Mutilated, Destroyed, Lost and Stolen Debentures  . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 3.6         Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 3.7         Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.8         Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 3.9         CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                        ARTICLE IV

SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.1         Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 4.2         Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                        ARTICLE V

REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 5.1         Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
SECTION 5.2         Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 5.3         Collection of Indebtedness and Suits for Enforcement by Trustee . . . . . . . . . . . . . . . . .  28
SECTION 5.4         Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 5.5         Trustee May Enforce Claims Without Possession of Debentures . . . . . . . . . . . . . . . . . . .  29
SECTION 5.6         Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.7         Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 5.8         Unconditional Right of Holders to Receive Principal and Interest  . . . . . . . . . . . . . . . .  30
SECTION 5.9         Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 5.10        Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.11        Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.12        Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.13        Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 5.14        Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 5.15        Waiver of Usury, Stay or Extension Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                        ARTICLE VI

THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.1         Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.2         Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.3         Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 6.4         Not Responsible for Recitals or Issuance of Debentures  . . . . . . . . . . . . . . . . . . . . .  34
SECTION 6.5         May Hold Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.6         Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.7         Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 6.8         Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.9         Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.10        Resignation and Removal; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 6.11        Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 6.12        Merger, Conversion, Consolidation or Succession to Business . . . . . . . . . . . . . . . . . . .  38
SECTION 6.13        Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 6.14        Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                                       ARTICLE VII

HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.1         Company to Furnish Trustee Names and Addresses of Holders . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.2         Preservation of Information; Communications to Holders  . . . . . . . . . . . . . . . . . . . . .  40
SECTION 7.3         Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
SECTION 7.4         Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                                       ARTICLE VIII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 8.1         Company May Consolidate, Etc, Only on Certain Terms . . . . . . . . . . . . . . . . . . . . . . .  42

                                                        ARTICLE IX

SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 9.1         Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 9.2         Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . .  44
SECTION 9.3         Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 9.4         Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 9.5         Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 9.6         Reference in Debentures to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE X

COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
SECTION 10.1        Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 10.2        Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 10.3        Money for Debenture Payments to Be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 10.4        Statement by Officers as to Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 10.5        Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 10.6        Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                        ARTICLE XI

REDEMPTION AND EXCHANGE OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 11.1        Optional Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 11.2        Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 11.3        Selection by Trustee of Debentures to Be Redeemed . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 11.4        Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 11.5        Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 11.6        Debentures Payable on Redemption Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 11.7        Debentures Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

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
SECTION 11.8        Exchange of Trust Securities for Debentures.  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.9        No Sinking Fund.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                       ARTICLE XII

EXTENSION OF INTEREST PAYMENT PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 12.1        Extension of Interest Payment Period. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 12.2        Additional Sums.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                       ARTICLE XIII

DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 13.1        Legal Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 13.2        Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
SECTION 13.3        Application by Trustee of Funds Deposited for Payment of
                    Debentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 13.4        Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

                                                       ARTICLE XIV

SUBORDINATION OF DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 14.1        Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 14.2        Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Debentures  . . . . .  55
SECTION 14.3        No Payment on Debentures in Event of Default on Senior Debt . . . . . . . . . . . . . . . . . . .  57
SECTION 14.4        Payments on Debentures Permitted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 14.5        Authorization of Holders of Debentures to Trustee to Effect Subordination . . . . . . . . . . . .  57
SECTION 14.6        Notices to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 14.7        Trustee as Holder of Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 14.8        Modification of Terms of Senior Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                        ARTICLE XV

LIMITATION OF TRANSACTIONS; COVENANTS AS TO TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 15.1        Limitation of Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 15.2        Covenants As To Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

         INDENTURE dated as of November 1, 1998, between KBK CAPITAL CORPORATION, a corporation duly organized and existing under the laws of Delaware (the "Company"), having its principal office at 2200 City Center II, 301 Commerce Street, Fort Worth, Texas 76102, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its % Subordinated Debentures Due 2028 (the "Debentures"), a specimen copy of which is attached hereto as Exhibit A, on the terms set forth in this Indenture and in the Debentures.

         All things necessary to make this Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, have been done.

         This Indenture is subject to the provisions of the Trust Indenture Act that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Debentures by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Debentures as follows:

                                   ARTICLE I

                  DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                                  APPLICATION

SECTION 1.1      Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (b) all other terms used herein which are defined in the Trust Indenture Act, either directly, or by reference therein, have the meanings assigned to them therein;

                 (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

                 (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                 (e) the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture unless otherwise specified;

                 (f) headings are for convenience of reference only and do not affect interpretation; and

                 (g) the following terms have the meanings given to them in the Declaration: (i) Additional Amounts; (ii) Administrative Trustee; (iii) Distributions; (iv) Trust Common Securities Guarantee; and (v) Trust Preferred Securities Guarantee.

         "Act", when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Additional Interest" means the interest, if any, that shall accrue on any interest on the Debentures that is in arrears for one or more quarterly interest payment periods or not paid during any Extension Period, which in either case shall accrue at the stated rate per annum specified or determined as specified in such Debenture and compounded quarterly.

         "Additional Sums" means, with respect to the Trust Securities, the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Preferred Securities and Trust Common Securities shall not be reduced as a result of any additional taxes, duties and governmental charges to which the Trust has become subject.

         "Affiliate" has the same meaning as given to that term in Rule 405 under the Securities Act of 1933, as amended, or any successor rule thereunder; provided, however, that an Affiliate of the Company shall not be deemed to include the Trust.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Debentures.

         "Authorized Newspaper" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place.

         "Bankruptcy Law," means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the board of directors of the Company, or the executive or any other committee of that board duly authorized to act in respect thereof.

         "Board Resolution" means a copy of a resolution certified by the Corporate Secretary or an Assistant Secretary of the Company, the principal financial officer of the Company or any other authorized officer of the Company or a person duly authorized by any of them, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Change in 1940 Act Law" means, as a result of the occurrence on or after the date of the original issuance of the Trust Preferred Securities of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act.

         "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" includes any stock of any class of Capital Stock of any Person which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of such Person and which is not subject to redemption by such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other authorized officer of the Company or a person duly authorized by any of them, and delivered to the Trustee.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which at the date hereof is One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

         "corporation" includes corporations, associations, partnerships, limited liability companies, joint-stock companies and business trusts.

         "covenant defeasance" has the meaning specified in Section 13.2.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         "Debentures" means the Company's          % Subordinated Debentures
Due 2028.

         "Debt" means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person.

         "Declaration" means the Amended and Restated Declaration of Trust of the Trust, dated as of November __, 1998, as the same may be modified, amended or supplemented in accordance with the applicable provisions thereof, including all exhibits thereto, including, for all purposes of the Declaration, any such modification, amendment or supplement, and the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Declaration.

         "Default" means, any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debentures.

         "Defaulted Interest" has the meaning specified in Section 3.6.

         "defeasance" has the meaning specified in Section 13.1.

         "Definitive Debenture" means a Debenture other than a Debenture in the form of a Global Security or a temporary Debenture.

         "Depository" means, with respect to Debentures issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depository for such Debentures until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depository hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

         "Dollar" or "$" means the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any statute successor thereto.

         "Extension Period" has the meaning set forth in the form of Debenture attached as Exhibit A hereto.

         "Global Security" means a Debenture in global form that evidences all or part of the Debentures and is authenticated and delivered to, and registered in the name of, the Depository for such Debentures or a nominee thereof.

         "Holder" means a Person in whose name a Debenture is registered in the Security Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" also shall include the terms of the Debentures.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debentures.

         "Lien" means any mortgage, pledge, security interest, charge, lien or other encumbrance of any kind, whether or not filed, recorded or perfected under applicable law.

         "Liquidation Amount" means an amount with respect to the assets of the Trust equal to $25 per Trust Security.

         "Maturity" means the date on which the principal of the Debentures becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "1940 Act" means the Investment Company Act of 1940, as amended from time to time, or any successor legislation.

         "Notice of Default" means a written notice of the kind specified in
Section 5.1(c).

         "Officers' Certificate" means, with respect to any Person (who is not an individual), a certificate signed by the Chairman of the Board, the President, a Vice President or the Treasurer, and by an assistance Treasurer, the Secretary or an Assistant Secretary of such Person. The officer signing and Officer's Certificate given pursuant to Section 10.4 shall be the principal executive, financial or accounting officer of the Company.

         "Opinion of Counsel" means a written opinion of legal counsel, who may be an employee of or counsel for the Company who shall be reasonably acceptable to the Trustee.

         "Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except:

         (a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (b) Debentures for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided, however, that, if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (c) Debentures which have been paid pursuant to Section 3.5 or in exchange for or in lieu of which other Debentures have been authenticated and delivered pursuant to this Indenture, other than any such Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debentures are held by a bona fide purchaser in whose hands such Debentures are valid obligations of the Company; and

         (d) Debentures, except to the extent provided in Sections 13.1 and 13.2, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article XIII.

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debentures which the Trustee knows to be so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not the Company or any other obligor upon the Debentures or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Debentures on behalf of the Company.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof or any other entity of whatever nature.

         "Place of Payment" means the office or agency of the Company in The City of New York and such other place or places where, subject to the provisions of Section 10.2, the principal of and interest on the Debentures are payable.

         "Predecessor Debenture" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 3.5 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Debenture shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Debenture.

         "Property Trustee" means the property trustee of the Trust appointed pursuant to Section 6.3 of the Declaration.

         "Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption pursuant to Article XI.

         "Redemption Price", when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to Article XI.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Debentures means the date specified for that purpose in Section 3.1.

         "Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee assigned to administer corporate trust matters, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.4.

         "Senior Debt" means any Debt of the Company, except for trade credit and any such Debt that is by its terms subordinated to or pari passu with the Debentures.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.6.

         "Stated Maturity", when used with respect to any Debenture or any installment of principal thereof or interest thereon, means the date specified in such Debenture as the fixed date on which the principal of such Debenture or such installment of principal or interest is due and payable.

         "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Tax Action" means (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof of therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after the date of the prospectus related to the issuance of the Trust Preferred Securities.

         "Trust" means KBK Capital Trust I, a Delaware business trust and an Affiliate of the Company, and any successor to such trust in accordance with the Declaration.

         "Trust Common Security" means the common securities representing undivided subordinated beneficial ownership interests in the assets of the Trust with a Liquidation Amount of $25 per Trust Common Security, issued by the Trust.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as otherwise provided in Section 9.5, provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trust Investment Company Event" means that the Company shall have requested and received and shall have delivered to the Property Trustee an Opinion of Counsel (as defined in the Declaration) from a firm having a national tax and securities practice and that is experienced in 1940 Act matters (which Opinion of Counsel shall not have been rescinded by such law firm) to the effect that as a result of a Change in 1940 Act Law, there is more than an insubstantial risk that the Trust is or, within 90 days after such date, will be considered an "investment company" which is required to be registered under the 1940 Act.

         "Trust Preferred Securities" means the preferred undivided beneficial ownership interests in the assets of the Trust with a Liquidation Amount of $25 per Trust Preferred Security, issued by the Trust.

         "Trust Securities" means the Trust Common Securities and the Trust Preferred Securities.

         "Trust Special Event" means a Trust Tax Event or a Trust Investment Company Event.

         "Trust Tax Event" means that the Company shall have requested and received and shall have delivered to the Property Trustee an Opinion of Counsel (as defined in the Declaration) from a firm having a national tax and securities practice (which Opinion of Counsel shall not have been rescinded by such law firm) that there has been a Tax Action which relates to any of the items described in (i) through (iii) below, and that there is more than an insubstantial risk that (i) the Trust is or, within 90 days after such date, will be subject to United States federal income tax with respect to income accrued or received on the Debentures, (ii) the Trust is or, within 90 days after such date, will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges or (iii) interest payable by the Company on the Debentures is not or, within 90 days after such date, will not be deductible by the Company for United States federal income tax purposes.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder.

         "Underwriters" with respect to the Trust Preferred Securities, means Friedman, Billings, Ramsey & Co., Inc. and J.J.B. Hilliard, W.L. Lyons, Inc. and the other underwriters named in the Underwriting Agreement.

         "Underwriting Agreement" means the underwriting agreement with respect to the Trust Preferred Securities, dated November __, 1998, among the Company, the Trust and the Underwriters.

         "U.S. Government Obligations" means securities which are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, each of which are not callable or redeemable at the option of the issuer thereof.

         "Vice President", when used with respect to the Company or Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 1.2      Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates or opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer's Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.4) shall include:

                 (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3      Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4      Acts of Holders; Record Dates.

         Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depository) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depository) to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         The ownership, principal amount and serial numbers of Debentures held by any Person, and the date of commencement of such Person's holding the same, shall be proved by the Security Register.

         Any request, demand, authorization, direction, notice, consent, waiver or other action to the Holder of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

         Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Debenture may do so with regard to all or any part of the principal amount of such Debenture or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

         The Company may set any day as the record date for the purpose of determining the Holders of Outstanding Debentures entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Debentures, but the Company shall have no obligation to do so. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Debentures on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date.

SECTION 1.5      Notices, Etc., to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
Corporate Trustee Administration Department, or at any other address previously furnished in writing to the Company by the Trustee, or

                 (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 2200 City Center II, 301 Commerce Street, Fort Worth, Texas 76102, to the attention of the Corporate Secretary, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6      Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (if international mail, by air mail) to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 1.7      Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 1.8      Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9      Successors and Assigns.

         All covenants and agreements in this Indenture by the parties hereto shall bind their respective successors and assigns, and inure to the benefit of their respective successors and assigns, whether so expressed or not.

SECTION 1.10     Separability Clause.

         In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.11     Benefits of Indenture.

         Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12     Governing Law.

         This Indenture and the Debentures shall be governed by and construed in accordance with the law of the State of New York with regard to the conflicts of law rules of said state.

SECTION 1.13     Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date or Stated Maturity shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Debentures) payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding day which is a Business Day except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 1.14     Language of Notices, Etc.

         Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1.15 Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability.

         No recourse under or upon any obligation, covenant or agreement of or contained in this Indenture or of or contained in the Debentures, or for any claim based thereon or otherwise in respect thereof, or in the Debentures, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a part of the consideration for, the execution of this Indenture and the issue of the Debentures.

                                   ARTICLE II

                                 DEBENTURE FORM


SECTION 2.1      Forms Generally.

         The Debentures, with the form of the Trustee's Certificate of Authentication to be endorsed thereon, shall be substantially in the form of Exhibit A hereto.

         The definitive Debentures shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debentures, as evidenced by their execution of such Debentures.

SECTION 2.2      Global Securities.

         Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                          THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE
                 MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         If Debentures are issuable in whole or in part in the form of one or more Global Securities, then any Global Security shall represent such of the Outstanding Debentures as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be reduced or increased, as the case may be, to reflect redemptions or exchanges. Any endorsement of a Global Security to reflect the amount, or any reduction or increase in the amount, of Outstanding Debentures represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Company Order. Subject to the provisions of Sections 3.2, 3.3 and 3.4, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in a Company Order (which need not comply with Section
1.2 and need not be accompanied by an Opinion of Counsel).

         The provisions of the last sentence of Section 3.2 shall apply to any Debenture represented by a Global Security if such Debenture was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with a Company Order (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) with regard to the reduction or increase, as the case may be, in the principal amount of Debentures represented thereby, together with the written statement contemplated by the last sentence of Section 3.2.

SECTION 2.3      Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                                  As Trustee



                                           By:
                                              ----------------------------------
                                                    Authorized Officer


                                  ARTICLE III

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 3.1      Designation, Title and Terms.

         There is hereby authorized the Company's "     % Subordinated
Debentures due 2028," limited in aggregate principal amount to (a) $25,750,000 plus (b) such aggregate principal amount (which may not exceed $3,862,500 principal amount) of additional Debentures as shall be purchased by the Underwriters pursuant to the Underwriting Agreement on the Option Closing Date (as such term is defined in the Underwriting Agreement), which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 3.2. All of the Debentures issued pursuant to this Indenture shall be deemed to have been issued as of, and shall begin to accrue interest as specified herein from, the Closing Time (as such term is defined in the Underwriting Agreement). The Debentures will be issued only in registered form without coupons and only in denominations of $25 and any integral multiple thereof. The Debentures will mature on November __, 2028
and bear interest at a rate of        % per annum from November __, 1998, or
from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable quarterly in arrears on February __, May __, August __, and November __ of each year, commencing February __, 1999. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the [fifteenth] day of the
[month] of such Interest Payment Date (that is, each           ,              ,
                 and                  ).  Interest on the Debentures will be
computed on the basis of a 360-day year comprised of twelve, 30-day months.

         Principal of and interest on the Debentures will be payable and transfers of the Debentures will be registrable at the office or agency of the Company which will be the Corporate Trust Office and transfers of the Debentures will also be registrable at such other office or agency of the Company as may be maintained for such purpose. In addition, payment of interest may be made, at the option of the Company, by (i) check mailed to the address of the Person entitled thereto as shown on the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated to the Paying Agent by the Person entitled thereto as specified in the Security Register no later than the applicable Record Date.

         The Debentures will be redeemable as provided in Article XI.

         All Debentures shall be substantially identical except as to denomination and except as may otherwise be provided in and (subject to Section 3.2) set forth, or determined in the manner provided, in any indenture supplemental hereto.

SECTION 3.2      Execution, Authentication, Delivery and Dating.

         The Debentures shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President or any Vice President and need not be attested. The signature of any of these officers on the Debentures may be manual or facsimile.

         Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debentures or did not hold such offices at the date of such Debentures.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Trustee in accordance with the Company Order shall authenticate and deliver such Debentures.

         Each Debenture shall be dated the date of its authentication.

         No Debenture shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debenture a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Debenture shall be conclusive evidence, and the only evidence, that such Debenture has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debenture to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Debenture shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 3.3      Temporary Debentures.

         Pending the preparation of Definitive Debentures, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Debentures may determine, as evidenced by their execution of such Debentures.

         If temporary Debentures are issued, the Company will cause Definitive Debentures to be prepared without unreasonable delay. After the preparation of Definitive Debentures, the temporary Debentures shall be exchangeable for Definitive Debentures upon surrender of the temporary Debentures at the office or agency of the Company maintained pursuant to Section 10.2 for the purpose of exchanges of Debentures, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debentures the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Debentures, of any authorized denominations and of a like aggregate principal amount. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as Definitive Debentures of such tenor.

SECTION 3.4      Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at an office or agency of the Company a register (the register maintained in such office or in any other office or agency of the Company in a Place of Payment being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfer of Debentures. The Company will prior to the issuance of any Debentures hereunder, appoint the Trustee as the initial "Security Registrar" for the purpose of registering Debentures and transfers of Debentures as herein provided and its Corporate Trust Office as the initial office or agency where the Security Register will be maintained. The Company may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar. The Company will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency.

         Upon surrender for registration of transfer of any Debenture at the office or agency of the Company maintained pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures, of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Debentures (except those in the form of a Global Security) may be exchanged for other Debentures, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Debentures to be exchanged at such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Holder making the exchange is entitled to receive.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

         Every Debenture presented or surrendered for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures, other than exchanges pursuant to Section 3.3, 9.6 or 11.7 not involving any transfer.

         The Company shall not be required (1) to issue, register the transfer of or exchange Debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Debentures selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (2) to register the transfer of or exchange any Debenture so selected for redemption in whole or in part, except the unredeemed portion of any Debenture being redeemed in part.

         Each Global Security authenticated under this Indenture shall be registered in the name of the Depository designated for such Global Security or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Debenture for all purposes of this Indenture.

         Any exchange of a Global Security for other Debentures may be made in whole or in part, and all Debentures issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depository for such Global Security shall direct.

         If at any time the Depository for the Debentures notifies the Company that it is unwilling or unable to continue as Depository for the Debentures or if at any time the Depository for the Debentures shall no longer be qualified to serve as the Depository, the Company shall appoint a successor Depository with respect to the Debentures. If a successor Depository for the Debentures is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Definitive Debentures, will authenticate and deliver Debentures of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

         The Company may at any time and in its sole discretion determine that Debentures issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Definitive Debentures, will authenticate and deliver Debentures of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

         Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Debentures registered in the name of, any Person other than the Depository for such Global Security or any nominee thereof, and no such transfer may be registered, unless
(1) such Depository (A) notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or (B) ceases to be qualified to serve as Depository, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (3) there shall have occurred and be continuing an Event of Default. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Debentures registered only in the name or names of, such Person or Persons as the Depository for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

         Every Debenture authenticated and delivered upon registration of transfer of or in exchange for or in lieu of a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 3.3 or 3.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security unless such Debenture is registered in the name of a Person other than the Depository for such Global Security or a nominee thereof.

SECTION 3.5      Mutilated, Destroyed, Lost and Stolen Debentures.

         If any mutilated Debenture is surrendered to the Trustee, together with, in proper cases, such security or indemnity as may be required by the Company or the Trustee to save each of them and any agent of either of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Debenture and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Debenture has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Debenture a new Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debenture, pay such Debenture.

         Upon the issuance of any new Debenture under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Debenture issued pursuant to this Section in exchange for any mutilated Debenture or in lieu of any destroyed, lost or stolen Debenture shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Debenture shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures.

SECTION 3.6      Payment of Interest; Interest Rights Preserved.

         Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest.

         Subject to the provisions of Article XII, any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Debentures at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

                 (b) The Company may make payment of any Defaulted Interest on the Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, Section 3.4 and
Article XII, each Debenture delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Debenture, shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debenture.

SECTION 3.7      Persons Deemed Owners.

         Prior to due presentment of a Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Debenture is registered as the owner of such Debenture for the purpose of receiving payment of principal of and (subject to Sections 3.4 and 3.6) any interest on such Debenture and for all other purposes whatsoever, whether or not such Debenture be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 3.8      Cancellation.

         All Debentures surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debentures previously authenticated hereunder which the Company has not issued and sold, and all Debentures so delivered shall be promptly cancelled by the Trustee. No Debentures shall be authenticated in lieu of or in exchange for any Debentures cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debentures held by the Trustee shall be disposed of in accordance with its customary procedures, and the Trustee shall thereafter deliver to the Company a certificate with respect to such disposition.

SECTION 3.9      CUSIP Numbers.

         The Company in issuing the Debentures may use "CUSIP" numbers (in addition to the other identification numbers printed on the Debentures), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such "CUSIP" numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such "CUSIP" numbers.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

SECTION 4.1      Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect with respect to Debentures (except as to any surviving rights of registration of transfer or exchange of the Debentures herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Debentures, when

                 (a)      either

                          (i) all such Debentures theretofore authenticated and delivered (other than (1) such Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.5, and (2) such Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

                          (ii) all such Debentures not theretofore delivered to the Trustee for cancellation

                                  (A)      have become due and payable, or

                                  (B) will become due and payable at their Stated Maturity within one year, or

                                  (C)      are to be called for redemption
                 within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of money sufficient to pay and discharge the entire indebtedness on the Debentures not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Debentures; and

                 (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Debentures have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to the Debentures, (x) the obligations of the Company to the Trustee under Section 6.7 and the right of the Trustee to resign under Section 6.10 shall survive, and (y) if money shall have been deposited with the Trustee pursuant to subclause (ii) of Clause (a) of this Section, the obligations of the Company and/or the Trustee under Sections 4.2, 6.6, 7.1 and 10.2 and the last paragraph of Section 10.3 shall survive.

SECTION 4.2      Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.



                                   ARTICLE V

                                   REMEDIES

SECTION 5.1      Events of Default.

         "Event of Default", wherever used herein with respect to the Debentures, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any interest upon or any additional amount payable in respect of any Debentures when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions set forth in
Article XIV hereof or in any indenture supplemental hereto); provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of Article XII hereof or any indenture supplemental hereto shall not constitute a default in the payment of interest for this purpose;

                 (b) default in the payment of the principal of any Debentures as and when the same shall become due and payable whether at Maturity, upon redemption, by declaration or otherwise, (whether or not such payment is prohibited by the subordination provisions set forth in Article XIV hereof or in any indenture supplemental hereto); provided, however, that a valid extension of the Maturity of the Debentures in accordance with the terms of this Indenture or any indenture supplemental hereto shall not constitute a default in the payment of principal;

                 (c) default in the performance, or breach, of any term, covenant or warranty of the Company in this Indenture (other than a term, covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Debentures, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                 (d) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case, (B) consents to the entry of any order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (D) makes a general assignment for the benefit of its creditors; or

                 (e) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days; or

                 (f) if, after the original issuance of the Debentures to the Trust or the Property Trustee in connection with the original issuance of Trust Securities by the Trust, the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the Debentures to holders of Trust Securities in liquidation of their interests in the Trust,
(ii) the redemption of all of the outstanding Trust Securities of the Trust or
(iii) certain mergers, consolidations or amalgamations, each as permitted by the Declaration.

SECTION 5.2      Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debentures may declare the principal amount of all of the Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

         At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (i)     all overdue interest on all Debentures,

                          (ii) the principal of any Debentures which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Debentures,

                          (iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Debentures, and

                          (iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (b) all Events of Default with respect to Debentures, other than the nonpayment of the principal of Debentures which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 5.3      Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

         The Company covenants that if

                 (a) default is made in the payment of any interest on any Debenture when such interest becomes due and payable and such default continues for a period of 30 days (whether or not such payment is prohibited by the provisions of Article XIV hereof), or

                 (b) default is made in the payment of the principal of any Debenture at the Maturity thereof (whether or not such payment is prohibited by the provisions of Article XIV hereof),

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debentures, the whole amount then due and payable on such Debentures for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Debentures, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debentures, wherever situated.

         If an Event of Default with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Debentures by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4      Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company or any other obligor upon the Debentures, their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 6.7.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official to be a member of a creditors' or other similar committee.

SECTION 5.5      Trustee May Enforce Claims Without Possession of Debentures.

         All rights of action and claims under this Indenture or the Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures in respect of which such judgment has been recovered.

SECTION 5.6      Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Debentures and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:  To the payment of all amounts due the Trustee under Section
6.7;

         SECOND: Subject to Article XIV, to the payment of the amounts then due and unpaid for principal of and interest on the Debentures ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively; and

         THIRD:  The balance, if any, to the Company.

SECTION 5.7      Limitation on Suits.

         No Holder of any Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debentures;

                 (b) the Holders of not less than 25% in principal amount of the Outstanding Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Debentures;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 5.8      Unconditional Right of Holders to Receive Principal and
                 Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal and (subject to Sections 3.4 and 3.6 and Article XIV) interest on such Debenture on the respective Stated Maturities expressed in such Debenture (or, in the case of redemption, on the Redemption
Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9      Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10     Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures in the last paragraph of Section 3.5, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11     Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Debentures to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 5.12     Control by Holders.

         The Holders of a majority in aggregate principal amount of the Outstanding Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debentures; provided, however, that

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture;

                 (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

                 (c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the proceeding so directed would involve the Trustee in personal liability.

SECTION 5.13     Waiver of Past Defaults.

         The Holders of a majority in aggregate principal amount of the Outstanding Debentures may on behalf of the Holders of all the Debentures waive any past default hereunder and its consequences, except

                 (a) a continuing default in the payment of the principal or any interest on any Debentures as and when the same shall become due by the terms of the Debentures otherwise than by acceleration (unless such default has been cured and sums sufficient to pay all matured installments of interest and principal has been deposited with the Trustee (in accordance with this Indenture)), which default cannot be waived without the consent of the Holder(s) of each of the Debentures, and

                 (b) a default in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of Trust Securities of the Trust (or such higher percentage in Liquidation

Amount of Trust Securities as may be specified in the Declaration) shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holders of a majority in Liquidation Amount of the Trust Securities of a class (or such higher percentage in Liquidation Amount of such class of Trust Securities as may be specified in the Declaration) is required under the Declaration, such waiver shall not be effective until the Holders of a majority (or such higher percentage, as the case may be) in Liquidation Amount of the Trust Securities of such class shall have consented to such waiver.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or by the Trustee.

SECTION 5.15     Waiver of Usury, Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                  THE TRUSTEE

SECTION 6.1      Certain Duties and Responsibilities.

         The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.2      Notice of Defaults.

         If a Default occurs and is continuing with respect to the Debentures, the Trustee shall, within 90 days after it occurs, transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all uncured or unwaived Defaults known to it; provided, however, that, except in the case of a Default in payment on the Debentures, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its duly authorized officers in good faith determines that withholding such notice is in the interests of Holders; provided further, however, that, in the case of any default or breach of the character specified in Section 5.1(c) with respect to the Debentures, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

SECTION 6.3      Certain Rights of Trustee.

         Subject to the provisions of Section 6.1:

                 (a) the Trustee may rely on and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Debenture to the Trustee for authentication and delivery pursuant to Section 3.2, which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this

Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 6.4      Not Responsible for Recitals or Issuance of Debentures.

         The recitals contained herein and in the Debentures, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. Neither the Trustee nor any Authenticating Agent makes any representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Debentures or the proceeds thereof.

SECTION 6.5      May Hold Debentures.

         The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 6.6      Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 6.7      Compensation and Reimbursement.

         The Company agrees:

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its negligence or bad faith.

         The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debentures.

         Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(d) or Section 5.1(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

         The provisions of this Section shall survive the satisfaction and discharge of this Indenture and the defeasance of the Debentures.

SECTION 6.8      Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.9      Corporate Trustee Required; Eligibility.

         There shall at all times be one Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus required by the Trust Indenture Act. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 6.10     Resignation and Removal; Appointment of Successor.

         No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

         The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         The Trustee may be removed at any time by the Act of the Holders of a majority in principal amount of the Outstanding Debentures, delivered to the Trustee and to the Company.

         If at any time:

                 (a) the Trustee shall fall to comply with Section 6.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debenture for at least six months, or

                 (b)      the Trustee shall cease to be eligible under Section
6.9 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

         If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Debentures in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.11     Acceptance of Appointment by Successor.

                 (a) In case of the appointment hereunder of a successor Trustee, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                 (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

                 (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12     Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

SECTION 6.13     Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 6.14     Appointment of Authenticating Agent.

         The Trustee (upon notice to the Company) may appoint an Authenticating Agent or Agents which shall be acceptable to the Company and shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon original issue (in accordance with procedures acceptable to the Trustee) and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.5, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Debentures by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Debentures as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

         If an appointment is made pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Debentures referred to in the within-mentioned Indenture.

                                       The First National Bank of Chicago,
                                             As Trustee



                                       By:
                                          --------------------------------------
                                                 As Authenticating Agent



                                       By:
                                          --------------------------------------
                                                    Authorized Officer

                                  ARTICLE VII

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 7.1      Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee

                 (a) semi-annually, not later than [June 15] and [December 15] in each year, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Debentures as of the preceding [May 30] or [November 30], as the case may be, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

SECTION 7.2      Preservation of Information; Communications to Holders.

         The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

         The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

         Every Holder of Debentures, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 7.3      Reports by Trustee.

         The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year with respect to the 12-month period ending on the previous May 15, commencing May 15, 1999.

         A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the American Stock Exchange, with the Commission and with the Company.

SECTION 7.4      Reports by Company.

         The Company shall:

                 (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                 (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 8.1      Company May Consolidate, Etc, Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or sell, lease or transfer its properties and assets as, or substantially as, an entirety to, any Person, unless:

                 (a) (A) in the case of a merger, the Company is the surviving entity, or (B) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by sale or transfer, or which leases, the properties and assets of the Company as, or substantially as, an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Debentures and the performance or observance of every covenant and condition of this Indenture on the part of the Company to be performed or observed;

                 (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                 (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or lease and the supplemental indenture required in connection with such transaction comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 8.2      Company May Form Holding Company Only on Certain Terms.

         Notwithstanding anything to the contrary in Section 8.1, the Company may form a holding company by merger with or into a single direct or indirect wholly owned subsidiary of the Company, whether under Section 251(g) of the General Corporation Law of Delaware or otherwise, and in connection therewith the Company may sell, transfer or lease any of its properties and units to such holding company, provided that:

         (a) Such holding company shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all Debentures and the performance or observance of every covenant and condition of this Indenture on the part of the Company to be performed or observed;

         (b) Immediately after giving effect to such transaction, no Default or Event of Default exists; and

         (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that the formation of such holding company and the transactions effected in connection therewith and the supplemental indenture required in connection with such transaction comply with this Article and that all conditions precedent herein provided for relating to such transactions have been complied with.

SECTION 8.3      Successor Substituted.

         Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale, transfer or lease of the properties and assets of the Company as, or substantially as, an entirety in accordance with
Section 8.1 or formation of a holding company in accordance with Section 8.2, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, transfer or lease is made, or which constitutes the holding company contemplated by Section 8.2, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named originally as the Company herein, and hereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Debentures.

                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

SECTION 9.1      Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a)      to secure the Debentures; or

                 (b) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein and in the Debentures; or

                 (c) to add to the covenants of the Company or the Events of Default for the benefit of the Holders of Debentures or to surrender any right or power herein conferred upon the Company; or

                 (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, to comply with any applicable mandatory provisions of law or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this Clause (d) shall not adversely affect the interests of the Holders of Debentures in any material respect; or

                 (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
Section 6.11; or

                 (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted, and to add to this Indenture such other provisions as may be expressly required under the Trust Indenture Act.

SECTION 9.2      Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Debentures under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debenture affected thereby,

                 (a) change the Stated Maturity of the principal of or interest on, any Debenture, or reduce the principal amount thereof or the rate of interest thereon or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Holders, or

                 (b) reduce the percentage in principal amount of the Outstanding Debentures the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (c) change any obligation of the Company, with respect to Outstanding Debentures, to maintain an office or agency in the places and for the purposes specified in Section 10.2, or

                 (d)      modify any of the provisions of this Section, Section
5.13 or Section 10.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to the "Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.1(e).

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 9.3      Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.4      Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5      Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.6      Reference in Debentures to Supplemental Indentures.

         Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Trustee shall, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debentures.

                                   ARTICLE X

                                   COVENANTS

SECTION 10.1     Payment of Principal and Interest.

         The Company covenants and agrees for the benefit of the Debentures that it will duly and punctually pay the principal of and interest on the Debentures in accordance with the terms of the Debentures and this Indenture.

SECTION 10.2     Maintenance of Office or Agency.

         The Company will maintain in the Place of Payment for the Debentures an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations, provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Debentures for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby initially designates as the Place of Payment Chicago, Illinois, and initially appoints the Trustee at its Corporate Trust Office as the Company's office or agency for each such purpose.

SECTION 10.3     Money for Debenture Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Debentures, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) hold all sums held by it for the payment of the principal of or interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided; (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal or interest on the Debentures; and (3) during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Debentures.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such

Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment with respect to such series, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 10.4     Statement by Officers as to Default.

         The Company will deliver to the Trustee, within 150 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

SECTION 10.5     Existence.

         Subject to Article Eight, the Company will do or cause to be done all the things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

SECTION 10.6     Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 10.5, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided, however, that if the Debentures are held by the Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in Liquidation Amount of Trust Securities shall have consented to such waiver or modification to such waiver; provided further, that if the consent of the Holders of a majority in Liquidation Amount of the Trust Securities of a class is required under the Declaration, such waiver shall not be effective until the Holders of a majority in Liquidation Amount of the Trust Securities of each such class shall have consented to such waiver.

                                   ARTICLE XI

                     REDEMPTION AND EXCHANGE OF DEBENTURES

SECTION 11.1     Optional Redemption.

         Subject to the provisions of this Article XI set forth below, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after November __, 2001. Any redemption will be made upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures, at a Redemption Price equal to 100% of the principal amount of the Debentures being redeemed together with accrued and unpaid interest (including Additional Interest and Additional Sums, if any) to (but not including) the date fixed for redemption (subject to the rights of Holders of record on any Regular Record Date to receive interest due on any Interest Payment Date that is on or prior to such redemption date).

SECTION 11.2     Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Debentures shall be evidenced by a Board Resolution. The Company shall, at least [60] days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Debentures to be redeemed and, if applicable, of the tenor of the Debentures to be redeemed.

SECTION 11.3     Selection by Trustee of Debentures to Be Redeemed.

         If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for the Debentures or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than the minimum authorized denomination for Debentures.

         The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

SECTION 11.4     Notice of Redemption.

         Notice of redemption shall be given by first-class mail (if international mail, by air mail), postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Debentures to be redeemed, at his address appearing in the Security Register.

         All notices of redemption shall state:

                 (a)      the Redemption Date,

                 (b)      the Redemption Price,

                 (c) if less than all the Outstanding Debentures are to be redeemed, the identification (and, in the case of partial redemption of any Debentures, the principal amounts) of the particular Debentures to be redeemed,

                 (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date, and

                 (e) the place or places where such Debentures are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Debentures to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 11.5     Deposit of Redemption Price.

         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures which are to be redeemed on that date.

SECTION 11.6     Debentures Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.6.

         If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debenture.

SECTION 11.7     Debentures Redeemed in Part.

         Any Debenture which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.

SECTION 11.8     Exchange of Trust Securities for Debentures.

                 (a) At any time the Company shall have the right to terminate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law.

                 (b) If a Trust Special Event shall occur, the Company shall give the Trustee notice of the same. If a Trust Special Event shall occur and be continuing, the Declaration requires the Property Trustee and the Administrative Trustees to direct the Trustee to exchange all outstanding Trust Securities for the Debentures having an aggregate unpaid principal amount equal to the aggregate Liquidation Amount of the Trust Securities to be exchanged with accrued and unpaid interest in an amount equal to any unpaid distributions (including any Additional Amounts) on the Trust Securities, provided that, in the case of a Trust Tax Event, the Company shall have the right to direct the Trustee that less than all, or none, of the Trust Securities be so exchanged if and for so long as the Company shall have elected to pay any Additional Sums such that the net amounts received by holders of the Trust Securities not so exchanged in respect of distributions are not reduced as a result of such Trust Tax Event, and shall not have revoked any such election or failed to make such payments.

SECTION 11.9     No Sinking Fund.

         The Debentures are not entitled to the benefit of any sinking fund.

                                  ARTICLE XII

                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 12.1     Extension of Interest Payment Period.

         As long as an Event of Default under Section 5.1 shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters as provided in the form of Debenture attached as Exhibit A.

SECTION 12.2     Additional Sums.

         In the event that (a) the Property Trustee is the Holder of all of the Outstanding Debentures, (b) a Trust Tax Event in respect of the Trust shall have occurred and be continuing and (c) the Company shall not have (i) redeemed or exchanged all the Debentures pursuant to Section 11.1 or 11.8, respectively, or (ii) terminated the Trust pursuant to Section 9.1 of the Declaration, the Company shall pay Additional Sums to the Trust for so long as the Property Trustee is the registered holder of the Debentures. Whenever in this Indenture or the Debentures there is a reference in any context to the payment of principal of or interest on the Debentures, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this section to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this section and express mention of the payment of Additional Sums (if applicable) in any provisions hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided, however, that the extension of an interest payment period pursuant to Section 12.1 shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

                                  ARTICLE XIII

                                   DEFEASANCE

SECTION 13.1     Legal Defeasance.

         In addition to discharge of the Indenture pursuant to Section 4.1, the Company shall be deemed to have paid and discharged the entire indebtedness on all the Debentures on the 91st day after the date of the deposit referred to in Clause (a) below, and the provisions of this Indenture with respect to the Debentures shall no longer be in effect (except as to (1) rights of registration of transfer and exchange of Debentures and the Company's right of optional redemption, (2) substitution of mutilated, destroyed, lost or stolen Debentures, (3) rights of holders of Debentures to receive payments of principal thereof and interest thereon, upon the original Stated Maturities therefor [or on the specified Redemption Dates therefor] (but not upon acceleration), (4) the rights, obligations, duties and immunities of the Trustee hereunder, (5) [the rights to exchange the Debentures], (6) the rights of the Holders of Debentures as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them, and (7) the obligations of the Company under Section 10.2), and the Trustee, at the expense of the Company, shall, upon a Company Request, execute proper instruments acknowledging the same, if the conditions set forth below are satisfied (hereinafter, "defeasance"):

                 (a) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust, for the purposes of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or
(iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Debentures on each date that such principal or interest is due and payable or on any Redemption Date established pursuant to Clause (c) below;

                 (b) The Company has delivered to the Trustee an Opinion of Counsel based on the fact that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and such opinion shall confirm that, the Holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred;

                 (c) If the Debentures are to be redeemed prior to Stated Maturity, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

                 (d) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit; and

                 (e) The Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the defeasance contemplated by this provision have been complied with.

         For this purpose, such defeasance means that the Company and any other obligor upon the Debentures shall be deemed to have paid and discharged the entire debt represented by the Debentures, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 13.3 and the rights and obligations referred to in Clauses (1) through (7), inclusive, of the first paragraph of this Section, and to have satisfied all its other obligations under the Debentures and this Indenture insofar as the Debentures are concerned.

SECTION 13.2     Covenant Defeasance.

         The Company and any other obligor, if any, shall be released on the 91st day after the date of the deposit referred to in Clause (a) below from its obligations under Sections 7.4, 8.1 and 10.5 with respect to the Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Debentures shall thereafter be deemed to be not "Outstanding" for the purposes of any request, demand, authorization, direction, notice, waiver, consent or declaration or other action or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed Outstanding for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to such Section or by reason of any reference in such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1, but, except as specified above, the remainder of this Indenture and the Debentures shall be unaffected thereby. The following shall be the conditions to application of this Section 13.2:

                 (a) The Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Debentures, (i) cash in an amount, or (ii) U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash, or
(iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal and interest on all Debentures on each date that such principal and interest is due and payable or on any Redemption Date established pursuant to Clause (b) below;

                 (b) If the Debentures are to be redeemed prior to Stated Maturity, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made;

                 (c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit;

                 (d) The Company shall have delivered to the Trustee an Opinion of Counsel which shall confirm that the holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred; and

                 (e) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that all conditions precedent provided for relating to the covenant defeasance contemplated by this provision have been complied with.

SECTION 13.3     Application by Trustee of Funds Deposited for Payment of
                 Debentures.

         Subject to the provisions of the last paragraph of Section 10.3, all monies or U.S. Government Obligations deposited with the Trustee pursuant to
Section 13.1 or 13.2 (and all funds earned on such monies or U.S. Government Obligations) shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest but such monies need not be segregated from other funds except to the extent required by law. Subject to Sections 13.1 and 13.2, the Trustee promptly shall pay to the Company upon request any excess monies held by it at any time.

SECTION 13.4     Repayment to Company.

         The Trustee and any Paying Agent promptly shall pay or return to the Company upon Company Request any money and U.S. Government Obligations held by them at any time that are not required for the payment of the principal of and any interest on the Debentures for which money or U.S. Government Obligations have been deposited pursuant to Section 13.1 or 13.2.

         The provisions of the last paragraph of Section 10.3 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of Debentures for which money or U.S. Government Obligations have been deposited pursuant to Section
13.1 or 13.2.

                                  ARTICLE XIV

                          SUBORDINATION OF DEBENTURES

SECTION 14.1     Agreement to Subordinate.

         The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest on each and all of the Debentures is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Debt.

SECTION 14.2 Distribution on Dissolution, Liquidation and Reorganization; Subrogation of Debentures.

         Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Debt and the holders thereof with respect to the Debentures and the Holders thereof by a lawful plan or reorganization under applicable Bankruptcy Law),

                 (a) the holders of all Senior Debt shall be entitled to receive payment in full of the principal thereof, premium, if any, interest, and any interest thereon, due thereon before the Holders of the Debentures are entitled to receive any payment upon the principal of and interest or other amounts on the Debentures or interest on overdue amounts thereof; and

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article XIV shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, premium, if any, interest, and any interest thereon, on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders of the Debentures before all Senior Debt is paid in full, such payment or distribution shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Subject to the payment in full of all Senior Debt, the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to Senior Debt until the principal, interest and other amounts, and any interest thereon, of or on the Debentures shall be paid in full and no such payments or distributions to the Holders of the Debentures of cash, property or securities otherwise distributable to the Senior Debt shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Debentures. It is understood that the provisions of this
Article XIV are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Article XIV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Debentures, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the Debentures the principal, interest and other amounts, and any interest thereon, of or on the Debentures as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of Senior Debt, nor shall anything herein or in the Debentures prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article XIV of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this
Article XIV, the Trustee shall be entitled to conclusively rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Article XIV.

         The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of Holders of Debentures or the Company money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article XIV. The rights and claims of the Trustee under Section 6.7 shall not be subject to the provisions of this Article XIV.

         If the Trustee or any Holder of Debentures does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Debt is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such Holder of Debentures.

SECTION 14.3     No Payment on Debentures in Event of Default on Senior Debt.

         No payment by the Company on account of principal, interest or other amounts, and any interest thereon, of or on the Debentures shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds, and interest or other amounts on Senior Debt has been made or duly provided for in money or money's worth.

SECTION 14.4     Payments on Debentures Permitted.

         Nothing contained in this Indenture or in any of the Debentures shall
(a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 14.2 and 14.3, payments of principal, interest or other amounts, and interest thereon, of or on the Debentures or (b) prevent the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal, interest or other amounts, and any interest thereon, of or on the Debentures unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment at least [two] Business Days (i) prior to the date fixed for such payment, (ii) prior to the execution of an instrument to satisfy and discharge this Indenture based upon the deposit of funds under Section 4.1(a)(ii), (iii) prior to the execution of an instrument acknowledging the defeasance of such Debentures pursuant to
Section 13.1 or (iv) prior to any deposit pursuant to Clause (a) of Section
13.2 with respect to such Debentures.

SECTION 14.5 Authorization of Holders of Debentures to Trustee to Effect Subordination.

         Each Holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XIV and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 14.6     Notices to Trustee.

         The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of the Trustee of any fact known to the Company which would prevent the making of any payment to or by the Trustee in respect of the Debentures. Notwithstanding the provisions of this
Article XIV or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Debt or of any event which would prohibit the making of any payment of monies to or by the Trustee or such Paying Agent, unless and until a Responsible Officer of the Trustee or such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Debt or from the trustee for or representative of any Senior Debt together with proof satisfactory to the Trustee of such holding of Senior Debt or of the authority of such trustee or representative; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, interest or other amounts on any Debenture, or any interest thereon) or the date on which the Trustee shall execute an instrument acknowledging satisfaction and discharge of this Indenture or the defeasance of Debentures pursuant to Section 13.1 or the date on which a deposit pursuant to Clause (a) of Section 13.2 is made, the Trustee shall not have received with respect to such monies or the monies deposited with it as a condition to such satisfaction and discharge or defeasance the notice provided for in this
Section 14.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such two Business Days prior to such date. The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or representative on behalf of such holder) to establish that such a notice has been given by a holder of Senior Debt or a trustee or representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article XIV, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XIV and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 14.7     Trustee as Holder of Senior Debt.

         The Trustee shall be entitled to all the rights set forth in this
Article XIV in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 14.8     Modification of Terms of Senior Debt.

         Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from Holders of the Debentures or the Trustee.

         No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article XIV or of the Debentures relating to the subordination thereof.

                                   ARTICLE XV

               LIMITATION OF TRANSACTIONS; COVENANTS AS TO TRUST

SECTION 15.1     Limitation of Transactions.

         So long as any Debentures remain outstanding, if (a) for any distribution period, full distributions on a cumulative basis on any Trust Preferred Securities have not been paid or declared and set aside for payment,
(b) an Event of Default has occurred and is continuing or there shall have occurred and be continuing any event of which the Company has actual knowledge that, with the giving of notice or lapse of time, or both, would constitute an Event of Default, (c) the Company is in default of its obligations under the Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee, or (d) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided in Article XII and such period or any extension thereof shall be continuing, then, during such period, the Company shall not (i) declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its Capital Stock (except for dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its Capital Stock and conversions or exchanges of Common Stock of one class for Common Stock of another class) or
(ii) make any payments of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (v) any redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including Capital Stock) that rank pari passu with or junior to the securities on which such redemption, interest, principal or guarantee payment is being made, (w) payments under the Trust Preferred Securities Guarantee or the Trust Common Securities Guarantee, (x) purchases of Common Stock related to the issuance of Common Stock under any of the Company's benefit plans for its directors, officers or employees, (y) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one series or class of the Company's Capital Stock for another series or class of the Company's Capital Stock and (z) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged).

SECTION 15.2     Covenants As To Trust.

         The Company covenants with each Holder of the Debentures that it will
(i) for so long as Trust Preferred Securities are outstanding, (a) maintain directly or indirectly 100% ownership of the Trust Common Securities, provided, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of the Trust Common Securities; and (b) not voluntarily terminate, wind-up or liquidate the Trust, except in connection with (A) a distribution of the Debentures to the holders of Trust Preferred Securities in liquidation of the Trust, (B) the redemption of all Trust Securities or (C) mergers, consolidations or amalgamations permitted by the Declaration; (ii) use its commercially reasonable efforts, consistent with the terms and provisions





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
of the Declaration to cause the Trust to remain classified as a grantor trust, and not taxable as a corporation, for United States federal income tax purposes; and (iii) honor all obligations relating to the exchange of the Trust Securities for Debentures.

                          -------------------------

         This instrument may be executed with counterpart signature pages or in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                       KBK CAPITAL CORPORATION



                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                                as Trustee



                                       By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

                           [FORM OF FACE OF DEBENTURE]


         [IF THE DEBENTURE IS TO BE A GLOBAL SECURITY, INSERT THE FOLLOWING -- THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITORY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS DEBENTURE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEBENTURE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No.                                                      CUSIP NO.
   ------------------------                                       --------------


                             KBK CAPITAL CORPORATION

                        % SUBORDINATED DEBENTURE DUE 2028


         KBK Capital Corporation, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to The First National Bank of Chicago, as Property Trustee, or registered assigns, the principal sum of ____________________________________________________ ($_______________)
[or such greater or lesser principal sums as shall be noted on the Schedule attached hereto]* on November __, 2028 and to pay interest on said principal sum from November __, 1998 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on February __, May __, August __, and November __ of each year, commencing February __, 1999, at the rate of % per annum plus Additional Interest and Additional Sums (as defined in Section 1.1 of the Indenture) if any, until the principal hereof shall have become due and payable, and on any overdue principal. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarter, on the basis of the actual number of days elapsed in a 90-day quarter. In the event that any date on which interest is payable on this Debenture is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York or Chicago, Illinois are authorized or required by law or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the [fifteenth] day of the [month] of such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         The Company shall have the right at any time during the term of this Debenture, from time to time, to extend the interest payment period of such Debenture for a period not exceeding 20 consecutive quarters from the date of issue or the most recent date that interest has been paid or been duly provided for (an "Extension Period"). During any Extension Period, interest will compound quarterly. At the end of any Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent that payment of such interest is permitted by applicable law and Additional Sums, if any) to the Holder(s) in whose names the Debentures are registered on the Regular Record Date preceding the end of the Extension Period. "Additional Interest" means interest that shall accrue on any interest on the Debentures that is in arrears for more than one quarter or not paid during an Extension Period, which in either case shall accrue at the rate per annum borne by this Debenture compounded quarterly. Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided

---------------------------
         *    Insert if Global Security or if held by the Property Trustee.

that such Extension Period together with all such previous and further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity of this Debenture or end on a date other than an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof and no default under this Debenture or Event of Default shall be deemed to occur solely as a result of an Extension Period. The Company shall give the Holder of this Debenture and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the record date for the date distributions on the Trust Securities would have been payable or, if no Trust Securities are outstanding, for the date interest on the Debentures would have been payable or (ii) the date that the Property Trustee is required to give notice to the American Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Securities of the record date or the date distributions by such Trust are payable.

         Payment of the principal of and interest on this Debenture will be made at the Corporate Trust Office or such other office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds to such account as may be designated by the Person entitled thereto as specified in the Security Register, so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date.

         [If a Global Security, insert-- Payment of the principal of and [if applicable, insert -- any such] interest on this Debenture will be made by transfer of immediately available funds to a bank account in _______________ designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

         The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

         Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, KBK Capital Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:                  ,
      ------------------  -------

                                       KBK CAPITAL CORPORATION


                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

                     [FORM OF CERTIFICATE OF AUTHENTICATION]

         This is one of the Debentures referred to in the within mentioned Indenture.

                                       THE FIRST NATIONAL BANK OF CHICAGO,
                                       as Trustee


                                       By:
                                            ---------------------------------
                                            Authorized Officer

                         [FORM OF REVERSE OF DEBENTURE]

         This Debenture is one of a duly authorized issue of debt securities of
the Company, designated as its       % Subordinated Debentures Due 2028 (herein
called the "Debentures"), limited in aggregate principal amount to (a) $20,600,000 plus (b) such additional aggregate principal amount (which may not exceed $3,090,000 principal amount) of Debentures as shall be purchased in connection with the exercise by the Underwriters of the over-allotment option pursuant to the Underwriting Agreement, issued under an Indenture, dated as of November 1, 1998 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Company shall have the right to redeem this Debenture, at the option of the Company, upon not less than 30 nor more than 60 days' notice, without premium or penalty, in whole or in part at any time on or after November __, 2001 (an "Optional Redemption") at a price equal to 100% of the principal amount of the Debentures being redeemed (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional Interest and Additional Sums to, but excluding, the redemption date.

         If the Debentures are redeemed on any February __, May __, August __, or November __, accrued and unpaid interest (including accrued and unpaid Additional Interest, if any) shall be payable to holders of record on the relevant record date.

         So long as the corresponding Trust Securities are outstanding, the proceeds from the redemption of any of the Debentures will be used by the Property Trustee to redeem Trust Securities in accordance with the Declaration. [In addition, so long as the Trust Securities are outstanding, the proceeds from any repayment or prepayment of the Debentures will be used to redeem Trust Securities in accordance with the Declaration.]

         If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, except in the case of a Global Security in which case the Trustee may reflect a reduction in the principal amount of such Global Security by making a notation of same in the schedule included in such Global Security.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures and the interest accrued thereon may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         If a Trust Special Event (as defined herein) shall occur and be continuing, this Debenture shall be exchangeable for Trust Securities in accordance with Section 11.8 of the Indenture.

         "Trust Investment Company Event" means that the Property Trustee of the Trust, on behalf of KBK Capital Trust I (the "Trust"), shall have received an opinion of counsel from a firm having a national tax and securities practice and that is experienced in such matters (which opinion of counsel shall not have been rescinded by such law firm) to the effect that as a result of the occurrence on or after November __, 1998 of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or, within 90 days after such date, will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

         "Trust Special Event" means the occurrence of a Trust Investment Company Event or a Trust Tax Event.

         "Trust Tax Event" means the receipt by the Property Trustee of the Trust, on behalf of the Trust, of an opinion of counsel, from a firm having a national tax and securities practice (which opinion of counsel shall not have been rescinded by such law firm) to the effect that there has been (a) an amendment to, change or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its subsidiaries, or the Trust, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures or the Trust Preferred Securities, which amendment or change is adopted or which decision, pronouncement or proposed change is announced or which action, clarification or challenge occurs on or after November __, 1998 and that there is more than an insubstantial risk that (a) the Trust is or, within 90 days after such date, will be subject to United States federal income tax with respect to income accrued or received on the Debentures, (b) the Trust is or, within 90 days after such date, will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges or (c) interest payable by the Company on the Debentures is not or, within 90 days after such date, will not be deductible by the Company for United States federal income taxes.

         The Indenture contains provisions that relieve the Company from the obligation to comply with certain restrictive covenants of the Indenture and for satisfaction and discharge at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debentures. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Debentures, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture. The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in aggregate principal amount of the Outstanding Debentures to waive defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registerable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any of their respective agents may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

         The Company and, by its acceptance of this Debenture or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Debenture agree that for United States federal, state and local tax purposes it is intended that this Debenture constitutes indebtedness.

         No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any of the Debentures, or for any claim based thereon or otherwise in respect thereof, or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood by each Holder that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the issuance of the Debentures and the execution of the Indenture.

         THE DEBENTURES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                 ASSIGNMENT FORM


         To assign this Debenture, fill in the form below:

         (I) or (we) assign or transfer this Debenture to

               ----------------------------------------------------------------
               (Insert assignee's social security or tax identification number)

                    -----------------------------------------------------
                    (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________ agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.



Your Signature:
               ----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this
                Debenture)


Date:
     -----------------------------



                                   SIGNATURES


Signature Guarantee: *
                      ---------------------------------------------------------



---------------
* Signature must be guaranteed by an institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee programs acceptable to the Trustee.

                                    SCHEDULE*

         The notations on the following table evidence decreases in the principal sum of this Debenture resulting from increases resulting from the exercise of the Over-Allotment Option. As used herein, the term "Over-Allotment Option" means that certain option to purchase up to 120,000 additional Trust Preferred Securities granted by the Trust to the Underwriters pursuant to the Underwriting Agreement, dated November __, 1998, among the Company, the Trust and the Underwriters (as defined in the Indenture).


--------------------------------------------------------------------------------
Decrease or Increase in      Principal Sum                   Notation Made by
Principal Sum                Remaining after Decrease or     Security Registrar
                             Increase
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------------------
*        Include in Global Security or Debenture held by Property Trustee.